Exhibit (a)(1)(C)

REDHILL BIOPHARMA LTD.
21 HA’ARBA’A STREET
TEL AVIV 6473921, ISRAEL

OPTION EXCHANGE – ELECTION FORM

THIS OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME,
ON MONDAY, MAY 24, 2021, UNLESS EXTENDED

Before completing and signing this Election Form, we encourage you to read the documents that make up this tender offer, including (1) the Offer to Exchange Eligible Options for New Options, dated April 26, 2021, filed with the U.S. Securities and Exchange Commission and separately delivered to you by email from RedHill Biopharma Ltd. (“RedHill”), describing the terms of the Exchange Offer (the “Offer Documents”); (2) the email from RedHill on April 26, 2021 announcing the commencement of the Exchange Offer; and (3) this Election Form, including the Agreement to the Terms of Election and Instructions to Election Form attached below. The Exchange Offer is subject to the terms set forth in the Offer Documents, as they may be amended. The Exchange Offer expires at 5:00 p.m., Eastern Time, on Monday, May 24, 2021, unless extended. All capitalized terms used in this Election Form but not defined herein shall have the meanings given in the Offer Documents.

PLEASE CAREFULLY REVIEW AND FOLLOW THE INSTRUCTIONS BELOW AND ATTACHED TO THIS FORM.

If you wish to participate in the Exchange Offer with respect to an Eligible Option, please check the box next to “Yes, exchange Eligible Option for New Option(s)” in order to tender such Eligible Option in exchange for the grant of New Option(s) under the terms of the Exchange Offer. Each Eligible Option you elect to tender for exchange must be tendered in whole. If you check the box next to “No, retain Eligible Option” with respect to an Eligible Option, such Eligible Option will remain outstanding subject to its original terms, and no New Options will be granted to you in exchange for such Eligible Option.

If you make no election, or do not return this Election Form before the Expiration Time, you will retain your Eligible Options subject to their original terms, and no New Options will be granted to you.

If RedHill extends the expiration of the Exchange Offer past the original Expiration Time on Monday, May 24, 2021, to the extent any of your Eligible Options are currently treated as “incentive stock options” (“ISOs”), you must affirmatively elect to retain such Eligible Options by checking the box(es) below next to “No, retain Eligible Option” with respect to such Eligible Options or, if applicable, the box next to “No, reject the Exchange Offer and retain all Eligible Options,” and return this Election Form to RedHill on or before 5:00 p.m., Eastern Time, on Monday, May 24, 2021.

Please return this signed Election Form to RedHill via email (by PDF or similar imaged document file) to: Benefits@altshul.co.il.

See the Instructions to Election Form attached to this Election Form for additional information.

Name of Eligible Optionholder: [Name]

Grant Date	Exercise Price	Tax Track	Number of ADSs Underlying Option *	Election to tender Eligible Option in exchange for New Option(s)
			[ ] ADSs	☐ Yes, exchange Eligible Option for New Option(s) ☐ No, retain Eligible Option
			[ ] ADSs	☐ Yes, exchange Eligible Option for New Option(s) ☐ No, retain Eligible Option
			[ ] ADSs	☐ Yes, exchange Eligible Option for New Option(s) ☐ No, retain Eligible Option
			[ ] ADSs	☐ Yes, exchange Eligible Option for New Option(s) ☐ No, retain Eligible Option
			[ ] ADSs	☐ Yes, exchange Eligible Option for New Option(s) ☐ No, retain Eligible Option
			[ ] ADSs	☐ Yes, exchange Eligible Option for New Option(s) ☐ No, retain Eligible Option

*	Subject to the same vesting and other terms (other than exercise price) as in the surrendered Eligible Option.

YOUR SIGNATURE AND SUBMISSION OF THIS ELECTION FORM INDICATES THAT YOU AGREE TO ALL TERMS OF THE EXCHANGE OFFER AS SET FORTH IN THE OFFER DOCUMENTS, AS WELL AS THE AGREEMENT TO THE TERMS OF THE ELECTION ATTACHED HERETO.

Please note that you may change your election by submitting a new properly completed and signed Election Form prior to the Expiration Time, which is 5:00 p.m., Eastern Time, on Monday, May 24, 2021, unless extended. The last valid election submitted to RedHill prior to the expiration of the Exchange Offer shall be effective and supersede any prior Election Forms you submit.

Name of Eligible Optionholder: [Name]

(Signature)

(Print Name)

(Date)

AGREEMENT TO THE TERMS OF ELECTION

To:	RedHill Biopharma Ltd. (“RedHill”)
21 Ha’arba’a Street, Tel Aviv 6473921, Israel

Email: Benefits@altshul.co.il

By signing and submitting this Election Form, I acknowledge and agree that:

1.
I have received from RedHill the Offer to Exchange Eligible Options for New Options, including the Summary Term Sheet – Questions and Answers, dated April 26, 2021 (collectively, the “Offer Documents”), and upon making an election herein, I agree to all of the terms and conditions of the Offer Documents.

2.
I tender to RedHill for exchange the Eligible Options specified on this Election Form and understand that, upon acceptance by RedHill, this Election Form will constitute a binding agreement between RedHill and me. I have checked the box(es) corresponding to the Eligible Options that I elect to tender for exchange. I understand that any election that I made to tender an option for exchange that does not qualify as an Eligible Option will not be accepted, and such options will remain outstanding subject to their original terms following the expiration of the Exchange Offer.

3.
If I validly tender an Eligible Option for exchange and such Eligible Option is accepted by RedHill, such Eligible Option will automatically be cancelled by RedHill in exchange for the grant of one or more New Options with the applicable New Option terms described in the Offer Documents, including, without limitation:

•
Each New Option will have an exercise price equal to the following:

a.  For Eligible Optionholders (as defined in the Offer Documents) who are not subject to U.S. taxation (each, a “Non-U.S. Taxed Optionholder”):

     (i)  $5.00, or

     (ii)  $4.30 if RedHill has (a) net revenues of at least $100 million AND negative Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) of less than $40 million in 2021 or (b) net revenues of at least $130 million AND negative EBITDA of less than $20 million in 2022 (“RedHill Performance Milestones”); and

b.   For Eligible Optionholders who are subject to U.S. taxation (each, a “U.S. Taxed Optionholder”): $7.00, which was the per ADS fair market value on April 12, 2021, the date the Board approved the exercise price for any New Options to be granted to U.S. Taxed Optionholders.

•	Each New Option will represent your right to purchase the same number of RedHill ADSs as your surrendered Eligible Options.

•	Each New Option

-
offered to a U.S. Taxed Optionholder in exchange for an incentive stock option will be granted as an incentive stock option for U.S. federal income tax purposes (“ISO”), to the extent permitted by the law (including, without limitation, that the exercise price per ADS must be at least equal to the fair market value of an ADS on the date of grant or, 110% of such fair market value in the case of an ISO granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of our stock (or of any parent or subsidiary));

-	offered to a U.S. Taxed Optionholder in exchange for an Eligible Option that does not qualify as an ISO will be granted as a nonstatutory stock option that does not qualify as an ISO;

-
offered in exchange for an Eligible Option granted in accordance with Section 102 of the Israeli Income Tax Ordinance, 1961 and the Income Tax Regulations (Tax Relieves in Allocation of Shares to Employees), 2003 promulgated thereunder (“Section 102”) will be granted as an option in accordance with Section 102, to the extent permitted by the law, and

-	offered to a Non-U.S. Taxed Optionholder in exchange for an Eligible Option that does not qualify as an ISO or as an option in accordance with Section 102, will be granted an option that does not qualify as an ISO or as an option in accordance with Section 102.

•	Each New Option will have the same expiration date, vesting schedule and other terms as the Eligible Option exchanged therefor.

The reduced exercise price described above that is applicable to Eligible Options held by a Non- U.S. Taxed Optionholder, is contingent on the RedHill Performance Milestones, which will only apply following the public announcement of the audited financial results of the previous fiscal year, subject to all other option terms. Once one RedHill Performance Milestone is reached and a lower exercise price is set as described herein, it remains so even if in the following year(s) the relevant RedHill Performance Milestone is not reached.

4.
To remain eligible to tender Eligible Options for exchange pursuant to the Exchange Offer, I must remain an Eligible Optionholder and must not have received a notice of termination nor given a notice of resignation with respect to my employment, service relationship or directorship prior to the Expiration Time, which is currently scheduled to be 5:00 p.m., Eastern Time, on Monday, May 24, 2021, unless extended. I understand that if my employment, service relationship, or directorship with RedHill or any of its subsidiaries ceases prior to the Expiration Time, RedHill will not accept my Eligible Options for exchange and I or my estate or beneficiaries, as the case may be, will retain my Eligible Options subject to their original terms and conditions. If I cease employment with, providing services to, or being a director of RedHill or any of its subsidiaries for any reason before my New Options vest, I will forfeit any unvested portion of my New Options, subject to the terms of RedHill’s Amended and Restated Award Plan (2010).

5.
Neither the ability to participate in the Exchange Offer nor actual participation in the Exchange Offer will be construed as a right to remain employed by, or have a service relationship with, or be a director of RedHill or any of its subsidiaries.

6.
This election is entirely voluntary, and I am aware that I may change or withdraw my decision to tender my Eligible Options at any time until the Expiration Time, as described in the Instructions to Election Form. I understand that this decision to tender my Eligible Options will be irrevocable as of 5:00 p.m., Eastern Time, Monday, May 24, 2021, unless the Exchange Offer is extended. Participation in the Exchange Offer is entirely my decision and should be made based on my personal circumstances. RedHill has not authorized any person to make any recommendation on its behalf as to whether or not I should participate in the Exchange Offer.

7.
I may receive certain future confirmation letters or other communications from RedHill in connection with the Exchange Offer, including a communication confirming that RedHill has received this Election Form and whether RedHill ultimately accepts or rejects this Election Form.

INSTRUCTIONS TO ELECTION FORM

1.
DEFINED TERMS. All capitalized terms used in this Election Form but not defined herein have the meanings given in the Offer to Exchange Eligible Options for New Options, dated April 26, 2021, filed with the U.S. Securities and Exchange Commission and separately delivered to you by email from RedHill. The use of “RedHill,” “we,” “us” and “our” in this Election Form refers to RedHill Biopharma Ltd.

2.
EXPIRATION TIME. The Exchange Offer and any rights to tender or to withdraw a tender of Eligible Options expire at 5:00 p.m., Eastern Time, on Monday, May 24, 2021, unless the Exchange Offer is extended (and unless we have accepted the Eligible Options, you may also withdraw any such tendered securities at any time after 12:00 a.m. Eastern Time on Monday, June 21, 2021).

3.
DELIVERY OF ELECTION FORM. If you intend to tender Eligible Options under the Exchange Offer, a signed copy of this Election Form must be received by RedHill before 5:00 p.m., Eastern Time, on Monday, May 24, 2021 (or such later date as may apply if the Exchange Offer is extended) by the following means:

•	Via email (by PDF or similar imaged document file) to Benefits@altshul.co.il

Your Election Form will be effective only upon receipt by us. You are responsible for making sure that the Election Form is delivered to the electronic mail address indicated above. You must allow for sufficient time to complete, sign, and deliver this Election Form to ensure that we receive your Election Form on time.

You are not required to tender any of your Eligible Options for exchange. If you choose to tender one or more of your Eligible Options for exchange, please check the box on your Election Form corresponding to each Eligible Option that you wish to tender for exchange. You do not need to return your stock option agreements relating to any tendered Eligible Options, as they will be automatically cancelled if we accept your Eligible Options for exchange and grant you New Options.

4.
WITHDRAWAL OF ELECTION. Tenders of Eligible Options made under the Exchange Offer may be withdrawn at any time before 5:00 p.m., Eastern Time, on Monday, May 24, 2021, unless we extend the expiration date, in which case withdrawals must be received before such later expiration date and time (and unless we have accepted the Eligible Options, you may also withdraw any such tendered options after 12:00 a.m. Eastern Time on Monday, June 21, 2021).

To withdraw tendered Eligible Options, you must deliver a properly completed and signed Notice of Withdrawal via email (by PDF or similar imaged document file) to: Benefits@altshul.co.il

Withdrawals may not be rescinded unless the withdrawn Eligible Options are properly re-tendered before the Expiration Time by following the procedures described in Instruction 3 above.

5.
SIGNATURES. Please sign and date this Election Form. Except as described in the following sentence, this Election Form must be signed by the Eligible Optionholder who holds the Eligible Options to be tendered using the same name for such Eligible Optionholder as appears on the applicable stock option agreement. If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence of the authority of such person to act in such capacity must be identified on this Election Form.

6.
REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance regarding the Exchange Offer (including requests for additional or hard copies of the Offer Documents or this Election Form) should be directed via email to Benefits@altshul.co.il.

7.
IRREGULARITIES. We will determine all questions as to the number of ADSs subject to Eligible Options tendered and the validity, form, eligibility (including time of receipt) and acceptance of any tender of Eligible Options for exchange. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. We may reject any or all tenders of Eligible Options for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. We may waive any defect or irregularity in any tender with respect to any particular Eligible Options or any particular Eligible Optionholder before the Expiration Time. No Eligible Options will be accepted for exchange until the Eligible Optionholder exchanging the Eligible Options has cured all defects or irregularities to our satisfaction, or they have been waived by us, prior to the Expiration Time. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the exchange of any Eligible Options.

8.	ALTERNATIVE, CONDITIONAL OR CONTINGENT OFFERS. We will not accept any alternative, conditional or contingent tenders.

9.
IMPORTANT U.S. AND ISRAELI TAX INFORMATION. You should refer to Section 12 of the Offering Memorandum included in the Offer Documents, which contains important U.S. and Israeli tax information. We encourage you to consult with your own financial and tax advisors if you have questions about your financial or tax situation.